SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2003

Price Legacy Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 675-9400

Item 5.  Other Events and Required FD Disclosure.

On September 22, 2003, Price Legacy Corporation, a Maryland corporation (the “Company”), issued a press release announcing that the Company is pursuing a series of transactions intended to result in a significant simplification of its capital structure and is making changes in its senior management.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on September 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2003	PRICE LEGACY CORPORATION

	By:	/s/ GARY B. SABIN
Name: Gary B. Sabin
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on September 22, 2003.